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                                                                   EXHIBIT 3.2

                        AMENDED AND RESTATED BYLAWS OF
                       AEGIS COMMUNICATIONS GROUP, INC.
                           (A Delaware Corporation)


                                   ARTICLE I

                                    OFFICES

           1.1 REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801.

           1.2 PRINCIPAL OFFICE. The principal office of the corporation shall be in the City of Dallas, County of Dallas, Texas.

           1.3 OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                                 STOCKHOLDERS

           2.1 TIME AND PLACE OF MEETINGS. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

           2.2 ANNUAL MEETING - ELECTION OF DIRECTORS. An annual meeting of the stockholders shall be held each year at a time on the third Thursday during the month of April to be selected by the board of directors, or at such other date and time as may be selected by the board of directors. If such day is a legal holiday, then the meeting shall be held on the next secular day following. At the meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

           2.3 SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, described by the Act or by the articles of incorporation, or by these bylaws, may be called by the chairman of the board, if any, the president or secretary, and shall be called by the chairman of the board, the president or secretary at the request in

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writing of a majority of the board of directors or the holders of twenty-five percent (25%) or more of the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.
Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

           2.4 NOTICES. Written or printed notice of the annual or any special meeting stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the officer or person calling the meeting.
If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

           2.5 VOTING LIST. The officer or agent who has charge of the stock transfer books of the corporation shall make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of voting shares held by each. Such list shall be kept on file at the principal office of the corporation for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books and to vote at any meeting of stockholders.

           2.6 QUORUM. The holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation, or by these bylaws. If a quorum is not present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

           2.7 MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting

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power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

           2.8 VOTING. (a) Each outstanding share entitled to vote thereon, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are otherwise specified in the certificate of incorporation. At any meeting of the stockholders, every stockholder having the right to vote may vote either in person, or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy or by written agreement. Each proxy shall be revocable unless expressly provided therein or by written agreement to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary of the corporation prior to or at the time of the meeting.

           (b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in its fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

           (c)   Directors shall be elected by plurality vote.

           (d) Shares standing in the name of another corporation, domestic or foreign, may be voted on by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

           (e) Shares held by an administrator, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee maybe voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

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           (f)   Shares standing in the name of a receiver may be voted by
such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to be contained in an appropriate order of the court by which such receiver was appointed.

            (g) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

           (h) Voting on any question or in any election at a meeting may be by voice vote or show of hands unless the presiding officer shall order, or the holders of at least ten percent of the shares entitled to vote shall demand, that voting be by written ballot.

           2.9 RECORD DATE; CLOSING TRANSFER BOOKS. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders, the record date to be not less than ten (10) no more than sixty (60) days prior to the meeting. In the absence of action by the board of directors, the date upon which the notice of the meeting is mailed shall be the record date.

           2.10 ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.


                                  ARTICLE III

                                   DIRECTORS

           3.1 MANAGEMENT. The business and affairs of the corporation shall be managed by the board of directors who may exercise all such powers of the corporation and do all such lawful acts and things as are not (by statute or by the articles of incorporation or by these bylaws) directed or required to be exercised or done by the stockholders.

           3.2 NUMBER; QUALIFICATION; ELECTION; TERM. The board of directors shall consist of not fewer than two nor more than twelve directors as shall be

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fixed from time to time by resolution of the board of directors or by vote of the stockholders. The first board after the adoption of these amended and restated bylaws shall consist of twelve directors. At the next annual meeting of stockholders following the occurrence of the First Break Point (as defined in the Stockholders' Agreement), the number of directors on the board of directors shall be reduced from twelve members to nine members. Directors need not be residents of the State of Delaware or stockholders of the corporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Bylaws 3.3, 3.4 and 3.6. Each director shall hold office until his successor shall be elected and shall qualify.

           3.3 MAJOR DECISIONS. (a) Any Major Decision (as defined below) shall be approved by the affirmative vote of not less than three fourths (or in the event that the number of directors constituting the entire board is reduced to nine, by the affirmative vote of not less than two thirds) of the directors then serving on the board.

           (b) The term "MAJOR DECISION" means any decision by the board with respect to any of the following matters (but, for the avoidance of doubt, shall exclude any Board action in connection with either (W) an optional redemption pursuant to Section 5(b) of the Series F Preferred Stock Certificate of Designation of the Company, (X) the repayment of the Promissory Note by and among IQI, Inc. Edward Blank, and The Edward Blank 1995 Grantor Retained Annuity Trust dated April 16, 1998 in the original aggregate principal amount of $1.0 million, (Y) the repayment of the Promissory Note by and between IQI, Inc. and Thayer Equity Investors III, L.P. dated April 16, 1998 in the original principal amount of $2.0 million, or (Z) the redemption or repurchase of any or all of the Series D Preferred Stock or the Series E Preferred Stock):

           (i) issuing any shares or any security, including any indebtedness, convertible into shares, or any other form of equity in the corporation or any subsidiary of the corporation, other than
          (i) granting options to directors or employees of the corporation pursuant to any incentive or other benefit plan adopted by the board, (ii) issuing shares of common stock pursuant to the exercise of such options, and (iii) issuing shares of common stock or any security, including any indebtedness, convertible into shares of common stock, or any other form of equity in the corporation, in one or more offerings (excluding any issuances referred to in (i) or (ii) above) where the aggregate purchase price for all such issuances does not exceed $500,000, provided that any such issuance shall be sold at Market Value (as hereinafter defined);

           (ii)    adoption of any stock-based employee benefit plan;

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           (iii)  incurring indebtedness or entering into guarantees for borrowed money (excluding trade payables incurred in the ordinary course of business) in excess of $2,500,000 in any twelve consecutive month period;

           (iv) selling, leasing, pledging or granting a security interest or encumbrance in all or substantially all of the corporation's or any subsidiary of the corporation's assets, except in connection with the incurrence of indebtedness for borrowed money that does not involve a Major Decision under the preceding paragraph;

           (v) acquiring (whether through an asset purchase, merger, equity purchase or otherwise) any assets (excluding acquisitions of raw materials and supplies in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

           (vi) selling or otherwise disposing of any assets (excluding sales or other dispositions of inventory in the ordinary course of business) having a value, individually or in the aggregate for any series of related transactions, in excess of $2,000,000;

           (vii) amending these bylaws or the articles of incorporation of the corporation;

           (viii) any Change in Control Transaction (as hereinafter defined);

           (ix) executing or delivering any assignment for the benefit of creditors of the corporation;

           (x) filing any voluntary petition in bankruptcy or receivership with respect to the corporation; or

           (xi) taking any action while there is a vacancy on the board of directors, including without limitation the filling of such vacancy.

           3.4 CHANGE IN NUMBER. Subject to Bylaw 3.3(xi), the number of directors may be increased or decreased from time to time by resolution of the board of directors at any meeting, but no decrease shall have the effect of shortening the term of any incumbent director.

           3.5 REMOVAL. Any director may be removed with or without cause at any special or annual meeting of stockholders, by the affirmative vote of a majority in number

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of shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

           3.6 VACANCIES. Any vacancy occurring in the board of directors (by death, resignation, removal or otherwise) may be filled by affirmative vote of the directors then in office pursuant to Bylaw 3.3(xi). A director elected to fill such a vacancy shall be elected for the unexpired term of his predecessor in office.

           3.7 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum of attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the board of directors, be allowed like compensation for attending committee meetings.

           3.8 MEETINGS OF THE BOARD OF DIRECTORS.

           (a) PLACE. Meetings of the board of directors of the corporation, regular or special, may be held either within or without the State of Delaware.

           (b) REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board by resolution.

           (c) SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or the secretary and shall be called by the secretary on the written request of two of the incumbent directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them. Notice of any special meeting shall be given at least twenty-four (24) hours previous thereto if given either personally (including written notice delivered personally or notice by telephone) or by fax or telegram, and at least seventy-two (72) hours previous thereto if given by written notice mailed to each director at the address of his business and residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by fax or telegram, such notice shall be deemed to be delivered when the fax or telegram is delivered to the telegraph company.

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Any director may waive notice of any meeting, as provided in By-law 4.2.

           (d) QUORUM: MAJORITY VOTE. At all meetings of the board of directors a majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically provided by statute or by the certificate of incorporation or by these bylaws.

           (e) PROCEDURE. The board of directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the corporation.

           3.9 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the board of directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

           3.10 TELEPHONE AND COMMUNICATION EQUIPMENT MEETINGS.
Stockholders, members of the board of directors, and members of any committee of the board of directors may participate in meetings by means of conference telephone or other communications equipment to the full extent permissible by
Section 141(i) of the General Corporation Law of the State of Delaware.


                                  ARTICLE IV

                                   NOTICES

           4.1 METHOD. Whenever by statute or the certificate of incorporation or these bylaws, notice is required to be given to director or stockholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (A) in writing, by mail, postage prepaid, addressed to the director or stockholder at the address appearing on the books of the corporation, or (B) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

           4.2 WAIVER. Whenever, by statute or the articles of incorporation or these bylaws, notice is required to be given to a stockholder or director, a waiver thereof in

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writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE V

                      COMMITTEES OF THE BOARD OF DIRECTORS

           5.1 DESIGNATION. The board of directors may by resolution of a majority of the whole board, designate an executive committee, and one or more other committees including an audit committee, a compensation committee, and any such other special committees as the board shall deem advisable.

           5.2 NUMBER, QUALIFICATION; TERM. Each committee shall consist of one or more directors who will serve at the pleasure of the board of directors. Each committee of the board shall be constituted so that the number of Questor Designees (as such term is defined in the Stockholders' Agreement) and Existing Stockholder Designees (as such term is defined in the Stockholders' Agreement) on any such committee is as nearly as possible in the same proportion as the number of Questor Designees and Existing Stockholder Designees on the entire board. The compensation committee, if any, may include the chief accounting and financial officer of the corporation provided a majority of the committee are not officers or full-time employees of the corporation.

           5.3 AUTHORITY OF COMMITTEES.

           (a) THE EXECUTIVE COMMITTEE. The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute, the certificate of incorporation or these bylaws, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. Without limiting the general authority of the executive committee, it shall have the power subject to Bylaw 3.3:

           (1) to appoint officers and agents of the corporation and determine their salaries (subject to recommendations of the compensation committee, if any).

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           (2) to borrow money, and issue bonds, notes or other obligations and evidences of indebtedness therefor.

           (3) to authorize the corporate seal to be affixed to documents of the corporation.

           (4) to determine questions of general policy with regard to the business of the corporation.

           (5) to make recommendations as to declaration of dividends.

           (b) AUDIT COMMITTEE. The audit committee, if any, shall nominate the independent public accountants to report on the financial statements of the corporation, and shall have such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

           (c) COMPENSATION COMMITTEE. The compensation committee, if any, shall have the responsibility of reviewing the remuneration-of the officers and key employees of the corporation including stock option and stock purchase rights and such other powers, duties and authority as shall be set forth in the resolutions of the board of directors appointing the committee.

           (d) OTHER COMMITTEES. Any other committee or committees appointed by the directors shall have and may exercise such powers of the board of directors in the management of the business and affairs of the corporation as shall be provided in the resolution(s) creating the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution of the board of directors.

           5.4 CHANGE IN NUMBER. Subject to Bylaw 5.2, the number of members of any committee may be increased or decreased from time to time by resolution adopted by a majority of the whole board of directors.

           5.5 REMOVAL. Subject to Bylaw 5.2, any member of a committee may be removed by the board of directors by the affirmative vote of a majority of the whole board, whenever in its judgment the best interests of the corporation will be served thereby.

           5.6 VACANCIES. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the board of directors in the manner

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provided for original designation in Bylaw 5.2.

           5.7 MEETINGS. Time, place and notice (if any) of executive committee meetings shall be determined by the committee.

           5.8 QUORUM; MAJORITY VOTE. At meetings of each committee, all members designated by the board of directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

           5.9 COMPENSATION.  See Bylaw 3.7.

           5.10 PROCEDURE. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The minutes of the proceedings of each committee shall be placed in the minute book of the corporation.

           5.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.

           5.12 TELEPHONE AND COMMUNICATION. Meetings of committees may be held by telephone as provided by Bylaw 3.10.

           5.13 RESPONSIBILITY. The designation of a committee and the delegation of authority to it shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.


                                  ARTICLE VI

                              OFFICERS AND AGENTS

           6.1 NUMBER; QUALIFICATION; ELECTION; TERM.

           (a)   The corporation shall have:

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           (1) A president, a vice president, a secretary and a treasurer, and

           (2) Such other officers (including a chairman of the board, an executive vice president and additional vice presidents) and assistant officers and agents as the board of directors may deem necessary.

           (b) Officers named in Bylaw 6.1(a)(1) shall be elected by the board of directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 6. l(a)(2) may be elected by the board at any meeting.

           (c) Unless otherwise specified by the board at the time of election or appointment, or in an employment contract approved by the board, each officer's and agent's term shall end at the first meeting of directors after the next annual meeting of stockholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

           (d)   Any two or more offices may be held by the same person.

           6.2 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

           6.3 VACANCIES. Any vacancy occurring in any office of the corporation (by death, resignation, removal or otherwise) may be filed by the board of directors.

           6.4 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

           6.5 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by the board of directors.

           6.6 CHAIRMAN OF THE BOARD. If there be a chairman of the board of directors, he shall be chosen from among the directors. He shall have the power to call special meetings of the stockholders and of the directors for any purpose or purposes, and he shall preside at all meetings of the stockholders and of the board of directors, unless he shall be absent or unless he shall, at his option, designate the president to preside in his stead at some particular meeting. The chairman of the board shall have all of the powers granted by the bylaws to the president including the power to make and sign contracts and agreements in the name and on behalf of the corporation. He shall, in general, have supervisory power over the president, the other officers and the business activities of the corporation, subject to the approval or review of the board of directors.

           6.7 PRESIDENT. If there be a chairman of the board of directors, the powers and duties of the president shall be subject to the powers and duties of the chairman of the board of directors. If there be no chairman of the board, the president shall have all the powers and duties provided for in Bylaw 6.6 as well as those provided in this Bylaw 6.7. The president, who need not be chosen from among the directors, shall, subject to the powers conferred upon the chairman of the board under Bylaw 6.6 of this Article, be the chief executive officer of the corporation; preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe.

           6.8 EXECUTIVE VICE PRESIDENT. If there be an executive vice president, he shall be the ranking vice president and shall be the chief operating officer of the corporation unless the board of directors shall designate another officer as chief operating officer. In the absence or disability of the president, the executive vice president shall perform all the duties, exercise the powers and assume all responsibilities of the president. He shall also generally assist the president and exercise any other powers and perform such other duties as are delegated to him by the president and as the board of directors shall prescribe.

           6.9 VICE PRESIDENTS. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the president, perform the duties and have the authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

           6.10 SECRETARY.

           (a) The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the executive committee when required.

           (b) He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors.

           (c) He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors or the executive committee, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary, which may be facsimile.

           (d) He shall be under the supervision of the president. He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

           6.11 ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and have the authority and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

           6.12 TREASURER.

           (a) The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

           (b) He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

           (c) He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe or as the president may from time to time delegate.

           6.13 ASSISTANT TREASURERS. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and have the authority and exercise the powers of the treasurer. They shall perform such other -duties and have such other powers as the board of directors may from time to time prescribe or the president may from time to time delegate.

           6.14 BONDING OF OFFICERS. If required by the board of directors, all or certain officers shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.


                                  ARTICLE VII

                         CERTIFICATES AND STOCKHOLDERS

           7.1 CERTIFICATES. The corporation shall deliver certificates representing all shares to which stockholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the president or a vice president and such other officer or officers as the board of directors shall designate, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on such certificate, shall cease to be such officer of the corporation before such certificate has been delivered by the corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he were still such officer at the date of issue.

           7.2 PAYMENT FOR SHARES.

           (1) KIND. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

           (2) VALUATION. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive.

           (3) EFFECT. When consideration, as fixed by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

           (4) ALLOCATION OF CONSIDERATION. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

           7.3 SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscription of shares, whether made before or after organization of the corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the board of directors. Any call made by the board of directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due to the corporation.

           7.4 LIEN. For any indebtedness of a stockholder to the corporation, the corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

           7.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

           (a) CLAIM. Makes proof in affidavit form that it has been lost or wrongfully taken or destroyed; and

           (b) TIMELY REQUEST. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

           (c) BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

           (d) OTHER REQUIREMENT. Satisfies any other reasonable requirements imposed by the corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

           7.6 REGISTRATION OF TRANSFER. The corporation shall register the transfer of a certificate for shares presented to it for transfer if:

           (a) ENDORSEMENT. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

           (b) GUARANTY AND EFFECTIVENESS OF SIGNATURE. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

           (c) ADVERSE CLAIMS. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

           (d) COLLECTION OF TAXES. Any applicable law relating to the collection of taxes has been complied with; and

           (e) STOP TRANSFER ORDERS AND LEGENDS. The corporation has not issued a stop-transfer order or placed a legend on such certificate restricting transfer; or, if legended, the registered owner has complied with the conditions for transfer provided for in the legend.

           7.7 REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a stockholder.


                                 ARTICLE VIII
                          INDEMNIFICATION; INSURANCE

           8.1 PERSONS. The corporation shall indemnify, to the extent provided in Bylaws 8.1, 8.2 and 8.4:

            (a) Any person who is or was director, officer, agent or employee of the corporation, and

            (b) Any person who serves or served at the corporation's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise.

           8.2 EXTENT. Derivative Suits. In case of a suit by or in the right of the corporation named in Bylaw 8.1 by reason of his holding a position named in Bylaw 8.1, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.3 for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

           8.3 STANDARD -- DERIVATIVE SUITS. In case of a suit by or in the right of the corporation, a person named in Bylaw 8.1 shall be indemnified only if:

            (a)   He is successful on the merits of otherwise; or

            (b) He acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which the suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

           8.4 EXTENT--NONDERIVATIVE SUITS. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative)--other than a suit by or in the right of the corporation -- together thereafter referred to as a nonderivative suit, against a person named in Bylaw 8.1 by reason of his holding a position named in Bylaw 8.1, the corporation shall indemnify him if he satisfies the standard in Bylaw 8.5 for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit as:

            (a)   Expenses (including attorney's fees);

            (b)   Amount paid in settlement;

           (c)   Judgment; and

           (d)   Fines.

           8.5 STANDARD--NONDERIVATIVE SUITS. In case of non-derivative suit, a person named in Bylaw 8.1 shall be indemnified only if:

           (a)   He is successful on the merits or otherwise; or

           (b) He acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, he has no reason to believe his conduct was unlawful The termination of nonderivative suit by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, of itself, create a presumption that the person failed to satisfy the standard of this Bylaw 8.5(b).

           8.6 DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of Bylaws 8.3 or 8.5(b) (second sentence), the determination may be made by:

           (1) A majority of the directors of the corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or;

           (2) Independent legal counsel in a written opinion; or

           (3) The stockholders of the corporation.

           8.7 PRORATION. Anyone making a determination under Bylaw 8.6 may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

           8.8 ADVANCE PAYMENT. The corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under Bylaws 8.1-8.8 if (a) The board of directors authorizes the specific payment; and (b) The person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation under Bylaws 8.1-8.8.

           8.9 NONEXCLUSIVE. The indemnification provided by Bylaws 8.1-8.8 shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

           8.10 CONTINUATION. The indemnification and advance payment provided by Bylaws 8.1-8.8 shall continue as to a person who has ceased to hold a position named in Bylaw 8.1 and shall inure to his heirs, executors and administrators.

           8.11 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Bylaw 8.1, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Bylaws 8.1-8.8.

           8.12 REPORTS. Indemnification payments, advance payments and insurance payments made under Bylaws 8.1-.11 shall be reported in writing to the stockholders of the corporation with the next notice of annual meeting.


                                  ARTICLE IX

                              GENERAL PROVISIONS

           9.1 DIVIDENDS AND RESERVES.

           (a) DECLARATION AND PAYMENT. Subject to statute and the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of the corporation. Subject to Bylaw 3.3, the declaration and payment shall be at the discretion of the board of directors.

           (b) RECORD DATE. The board of directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, the record date to be not more than fifty days prior to the payment date of such dividend, or the board of directors may close the stock transfer books for such purpose for a period of not more than fifty days prior to the payment date of such dividend. In the absence of any action by the board of directors, the date upon which the board of directors adopts the resolution declaring the dividend shall be the record date.

           (c) RESERVES. By resolution the board of directors may create such reserve or reserves out of the earned surplus of the corporation as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for any other purpose they think beneficial to the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

           9.2 BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the, proceedings of its stockholders and board of directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent, agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

           9.3 ANNUAL STATEMENT. The board of directors shall mail to each stockholder of record, at least ten days before each annual meeting a full and clear statement of the business and condition of the corporation, including a reasonably detailed balance sheet, income statement, and surplus statement, all prepared in conformity with generally accepted accounting principles applied on a consistent basis.

           9.4 CHECKS AND NOTES. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

           9.5 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

           9.6 SEAL. The corporation seal (of which there may be one or more exemplars) shall contain the name of the corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

           9.7 RESIGNATION. Any director, officer or agent may resign by giving written notice to the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           9.8 AMENDMENT OF BYLAWS. These Bylaws may be altered, amended, or repealed at any meeting of the board of directors at which a quorum is present, in accordance with Bylaw 3.3, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

           9.9 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

           (a) The remainder of these Bylaws shall be considered valid and operative.

           (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

           9.10 TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

           9.11 CERTAIN DEFINITIONS.

           CHANGE IN CONTROL TRANSACTION: any of the following:

           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Corporation, or any of its Subsidiaries or any Investor or Excluded Group (an "ACQUIRING PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power or economic interests of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors; provided, however, that any transfer from any Investor or Excluded Group will not result in a Change in Control if such transfer was part of one or a series of related transactions the effect of which, absent the transfer to such Acquiring Person by the Investor or Excluded Group, would not have resulted in the acquisition by such Acquiring Person of 35% or more of the combined voting power or economic interests of the then outstanding voting securities; or

           (b) the individuals who at the beginning of any 12 consecutive month period following the Closing constituted a majority of the directors of the corporation (the "INCUMBENT MAJORITY") cease for any reason to constitute at least a majority of such directors; provided that (i) any individual becoming a director whose election, or nomination for election by the corporation's stockholders pursuant to the Stockholders Agreement, was approved by a vote of the stockholders having the right to designate such director pursuant to the Stockholders Agreement and (ii) any director whose election to the Board or whose nomination for election by the stockholders of the corporation was approved by the Incumbent Majority, shall, in each such case, be considered as though such individual were a member of the Incumbent Majority, but excluding, as a member of the Incumbent Majority, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) and further excluding any person who is an affiliate or associate of an Acquiring Person having or proposing to acquire beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors; or

           (c) the approval by the stockholders of the corporation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger or consolidation; or

           (d) the sale or other disposition of assets representing 50% or more of the assets of the corporation and its subsidiaries in one transaction or series of related transactions.

           EXCLUDED GROUP: a "group" (as such term is used in Rule 13d-5 of the Exchange Act) that includes one or more of the Investors, including, without limitation, for the purpose of this definition only, any party to the Stockholder' Agreement.

           INVESTOR: Questor or Thayer or their respective Affiliates.

           MARKET VALUE: shall mean, as of any date: (i) if any equity securities are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the closing bid and asked prices on such exchange on such trading day; (ii) if any equity securities are traded on the Nasdaq National Market ("NMM"), the average of the closing prices as reported on the NMM during the 30 consecutive trading days preceding the trading day immediately prior to such date or, if no sale occurred on a trading day, then the mean between the highest bid and lowest asked prices as of the close of business on such trading day, as reported on the NMM; (iii) if any equity securities are not traded on a national securities exchange or the NMM but are otherwise traded over-the-counter, the arithmetic average (for consecutive trading days) of the mean between the highest bid and lowest asked prices as of the close of business during the 30 consecutive trading days preceding the trading day immediately prior to such date as quoted on the National Association of Securities Dealers Automated Quotation system or an equivalent generally accepted reporting service; or (iv) if there is no active market for any equity securities, the market value thereof as mutually agreed by the corporation and a majority in interest of the stockholders.

           STOCKHOLDERS AGREEMENT: the Stockholders Agreement, dated as of December 10, 1999, among the corporation, Questor Partners Fund II, L.P. ("FUND II"), Questor Side-by-Side Partners II, L.P. (the "SIDE-BY-SIDE FUND"), Questor Side-by-Side Partners II 3(c)(1), L.P. (the "3(c)(1) FUND" and together with Fund II and the Side-by-Side Fund, "QUESTOR"), and Thayer Equity Investors III, L.P. ("THAYER EQUITY") and TC Co-Investors, LLC ("TC CO-INVESTORS" and, together with Thayer Equity, "THAYER").